UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2023

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56160	84-4842958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Post Office Box 470695

Charlotte, NC

28247

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosures set forth in Item 5.02 regarding the terms of Mr. Whittles promotion are incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On January 11, 2023, Mark Whittle, age 57, was promoted to Interim President of Amergent from his position of EVP of Franchise Development, in which he has served since November 2021. Prior to joining Amergent, from June 2013 to November 2021, Mr. Whittle served as Chief Development Officer for Hooters of America/ HOA Brands where he managed franchises, franchise sales, real estate, site design and construction and acquisitions.

Mr. Whittle will be paid a salary of $230,000. He will continue to manage franchise development and will receive a commission equal to 10% of any franchise fee revenue (not including royalty revenue) collected by the company for future franchise units and franchise development agreements sold during the term of his employment in the Little Big Burger, American Burger, and BGR Systems. For 2023, his discretionary cash bonus target is $46,000 and, to the extent earned and approved by the board of directors, will be paid within ninety (90) days of the end of 2023. In 90 days, upon the company’s completion of certain goals, Mr. Whittle’s title is expected to be adjusted and he will become eligible for an additional cash bonus incentive to earn not less than an additional $46,000, based on specifical performance goals related to his new role. Mr. Whittle will receive four weeks of paid vacation per year and will be entitled to participate in company benefit programs available to its executive officers.

Mr. Whittle’s offer of employment is at will; however, in the event he is terminated by the company without cause or resigns without good reason, a three month paid garden leave period will be triggered. After the garden leave period, Mr. Whittle will be entitled to three months’ severance. In the event the garden leave period is waived by the parties, the severance period will be extended to six months.

As an inducement, the company granted Mr. Whittle 70,000 restricted shares of AMHG common stock that vest immediately under the company’s 2021 Equity Incentive Plan. In addition, he will receive an option to purchase 140,000 shares of AMHG common stock, which options will vest 1/3 per year over a three year period. The exercise price for the first 1/3 will be $0.60 for the first third, the second 1/3, $1.00, and the last third, $1.50.

Mr. Whittle will also receive a cash bonus of $36,000 for his work during 2022 in his former role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023

Amergent Hospitality Group Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer